Consent of Independent Auditor

We consent to the inclusion as an exhibit in this pre-effective Amendment No. 2 to the Registration Statement (No. 333-295591) on Form N-2 of Third Lake Partners Alternative Yield Strategy Fund of our report dated April 29, 2026, relating to the financial statements of Third Lake PM Alternative Yield Strategy Fund I, LP, appearing in this Registration Statement on Form N-2.

/s/RSM US LLP

Chicago, Illinois

August 26, 2026